[Execution]

**[NOTE: THE THIRD AMENDMENT (THE NEXT AMENDMENT) MUST INCORPORATE CHANGES REQUESTED BY THE BANK OF TOKYO AND REQUIRE ALL LENDERS TO SIGN THE NEXT AMENDMENT]**

              SECOND AMENDMENT TO US CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO US CREDIT AGREEMENT (herein called the "Amendment") made as of July 30, 1999, by and among Questar Market Resources, Inc., a Utah corporation ("US Borrower"), Bank of America, N.A., f/k/a NationsBank, N.A., individually and as administrative agent for the Lenders, as defined below ("US Agent"), US Bank National Association ("US Bank") and The Bank of Tokyo-Mitsubishi, Ltd, Houston Agency ("Bank of Tokyo").

                       W I T N E S S E T H:

     WHEREAS, US Borrower, US Agent and the lenders as signatories thereto (the "Original Lenders") entered into that certain US Credit Agreement dated as of April 19, 1999, as amended by that certain First Amendment to US Credit Agreement dated as of May 17, 1999 among the same parties (the "Original Agreement"), for the purpose and consideration therein expressed, whereby the Original Lenders became obligated to make loans to US Borrower as therein provided; and

     WHEREAS, US Borrower and US Agent acting individually and on behalf of each Original Lender pursuant to Section 1.1(f) of the Original Agreement (which allows a pro rata increase in the Tranche A Maximum Credit Amount, the Tranche B Maximum Credit Amount, the US Maximum Credit Amount and the Canadian Maximum Credit Amount by an aggregate amount of at least $10,000,000 or more, not to exceed $50,000,000) desire to amend the definition of the US Maximum Credit Amount, the Tranche A Maximum Credit Amount and the Tranche B Maximum Credit Amount; and

     WHEREAS, the increases in the US Maximum Credit Amount, the Tranche A Maximum Credit Amount and the Tranche B Maximum Credit Amount will be commitments of US Bank and Bank of Tokyo, and the obligations of the Original Lenders will not be increased by this Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original
Agreement, in consideration of the loans which may hereafter be made by Lenders to US Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                            ARTICLE I.

                    Definitions and References

     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2
 .
          "Amendment" means this Second Amendment to US Credit
     Agreement.

          "Amendment Documents" means this Amendment, the US Bank
     Tranche A Note, the US Bank Tranche B Note, the Bank of Tokyo Tranche A Note and the Bank of Tokyo Tranche B Note.

          "Bank of Tokyo Tranche A Note" means the Tranche A Note of even date herewith in the stated principal amount of US
     $9,000,000 made payable to the order of Bank of Tokyo, attached hereto as Exhibit A-1.

          "Bank of Tokyo Tranche B Note" means the Tranche B Note of even date herewith in the stated principal amount of US
     $2,520,000 made payable to the order of Bank of Tokyo, attached hereto as Exhibit A-2.

          "Lenders" means the Original Lenders, US Bank and Bank of
          Tokyo.

          "US Bank Tranche A Note" means the Tranche A Note of even date herewith in the stated principal amount of US $15,000,000 made payable to the order of US Bank, attached hereto as Exhibit A-3.

          "US Bank Tranche B Note" means the Tranche B Note of even date herewith in the stated principal amount of US $4,200,000 made payable to the order of US Bank, attached hereto as Exhibit A-4, made payable to the order of US Bank.

          "US Credit Agreement" means the Original Agreement as amended hereby.

                            ARTICLE II.

       Amendments to Original Agreement and Fee Arrangements

     Section 2.1.  Defined Terms.  The definitions of "US Maximum
Credit Amount", "Tranche A Maximum Credit Amount" and "Tranche B
Maximum Credit Amount" in Annex I of the Original Agreement are hereby amended in their entirety to read as follows:

          "'Tranche A Maximum Credit Amount'" means the amount of US $177,000,000; provided that the Tranche A Maximum Credit Amount may be increased up to $180,000,000 pursuant to Section 1.1(f) of the US Agreement."

          "'Tranche B Maximum Credit Amount'" means the amount of US $49,560,000; provided that the Tranche B Maximum Credit Amount may be increased up to $50,000,000 pursuant to Section 1.1(f) of the US Agreement."

          "'US Maximum Credit Amount' means the amount of US
     $226,560,000; provided that the US Maximum Credit Amount may be increased up to US $230,000,000 pursuant to Section 1.1(f) of the US Agreement."

     Section 2.2.  Lenders Schedule.  Annex II to the Original
Agreement is hereby amended in its entirety to read as set forth in Exhibit B attached hereto.

                           ARTICLE III.

                    Conditions of Effectiveness

     Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, (i) US Agent shall have received, at US Agent's office, a counterpart of this Amendment executed and delivered by US Borrower, US Bank and Bank of Tokyo (ii) US Borrower shall have issued and delivered to US Agent, for subsequent delivery to US Bank, a US Bank Tranche A Note and a US Bank Tranche B Note with appropriate insertions payable to the order of US Bank, duly executed on behalf of US Borrower, dated the date hereof, (iii) US Borrower shall have issued and delivered to US Agent, for subsequent delivery to Bank of Tokyo, a Bank of Tokyo Tranche A Note and a Bank of Tokyo Tranche B Note with appropriate insertions payable to the order of Bank of Tokyo, duly executed on behalf of US Borrower, dated the date hereof, and (iv) US Agent shall have additionally received from US Borrower, in connection with such US Loan Documents, all other fees and reimbursements to be paid to US Agent pursuant to any US Loan Documents, or otherwise due US Agent and including fees and disbursements of US Agent's attorneys.

                            ARTICLE IV.

                  Representations and Warranties

     Section 4.1. Representations and Warranties of Borrower. In order to induce US Agent and the undersigned Lenders to enter into this Amendment, US Borrower represents and warrants to US Agent that:

          (a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) US Borrower has duly taken all action necessary to authorize the execution and delivery by it of the Amendment Documents and to authorize the consummation of the transactions contemplated hereby and thereby and the performance of its obligations hereunder and thereunder. US Borrower is duly authorized to borrow funds under the US Credit Agreement.

          (c) The execution and delivery by the various Restricted Persons of the Amendment Documents to which each is a party, the performance by each of its obligations under such Amendment Documents and the consummation of the transactions contemplated by the various Amendment Documents do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, or (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person, except as expressly contemplated or permitted in the Loan Documents.
     Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Amendment Document or to consummate any transactions contemplated by the Amendment Documents.

          (d) This Amendment is, and the other Amendment Documents when duly executed and delivered will be, a legal, valid and binding obligation of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application relating to the enforcement of creditor's rights.

                            ARTICLE V.

                           Miscellaneous

     Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The US Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the US Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. Any reference to the Lenders or the Lender Parties in any Loan Document shall be deemed to include US Bank and Bank of Tokyo. Any reference to the Tranche A Notes and the Tranche B Notes in any other US Loan Document shall be deemed to include a reference to the US Bank Tranche A Note, the US Bank Tranche B Note, the Bank of Tokyo Tranche A Note and the Bank of Tokyo Tranche B Note issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of this Amendment and each of the US Bank Tranche A Note, the US Bank Tranche B Note, the Bank of Tokyo Tranche A Note and the Bank of Tokyo Tranche B Note shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the US Credit Agreement, the US Notes, or any other US Loan Document nor constitute a waiver of any provision of the US Credit Agreement, the US Notes or any other US Loan Document.

     Section 5.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Amendment and the other Amendment Documents and the performance hereof and thereof, including without limitation the making or granting of the US Loans and the delivery of the US Bank Tranche A Note, the US Bank Tranche B Note, the Bank of Tokyo Tranche A Note and the Bank of Tokyo Tranche B Note, and shall further survive until all of the US Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to US Borrower are terminated. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the US Credit Agreement to any Lender Party shall be deemed representations and warranties by US Borrower or agreements and covenants of US Borrower under this Amendment and under the US Credit Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the US Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the US Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Amendment or any other Amendment Document to any representation, warranty, indemnity, or covenant herein or therein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various US Loan Documents.

     Section 5.3. Loan Documents. This Amendment and each of the US Bank Tranche A Note, the US Bank Tranche B Note, the Bank of Tokyo Tranche A Note and the Bank of Tokyo Tranche B Note are each a US Loan Document, and all provisions in the US Credit Agreement pertaining to US Loan Documents apply hereto and thereto.

     Section 5.5. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Utah and any applicable laws of the United States of America in all respects, including construction, validity and performance. US Borrower hereby irrevocably submits itself and each other Restricted Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Utah and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Amendment Documents or the Obligations by any means allowed under Utah or federal law.

     Section 5.6. Counterparts. This Amendment may be separately executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

     THIS AMENDMENT AND THE OTHER US LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

  [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                              QUESTAR MARKET RESOURCES, INC.
                              US Borrower


                              By:  /s/G. L. Nordloh
                                   G. L. Nordloh
                                   President and Chief Executive Officer

                                   Mailing Address:
                                   P.O. Box 45433
                                   Salt Lake City, Utah  84145
                                   Attention:  Martin H. Craven

                                   Street Address:
                                   180 East 100 South
                                   Salt Lake City, Utah  84111
                                   Telephone: (801) 324-5497
                                   Fax: (801) 324-5483


                              BANK OF AMERICA, N.A., f/k/a
                              NATIONSBANK, N.A.
                              Administrative Agent, US LC Issuer and Lender


                              By:  /s/David C. Rubenking
                                   David C. Rubenking
                                   Senior Vice President


                              US BANK NATIONAL ASSOCIATION
                              Lender


                              By:  /s/Mark E. Thompson
                                   Mark E. Thompson
                                   Vice President


                              THE BANK OF TOKYO-MITSUBISHI,
                                LTD.,HOUSTON AGENCY
                              Lender


                              By:
                                   Name:
                                   Title:


                                                      EXHIBIT A-1

                          PROMISSORY NOTE

US$9,000,000             [Tranche A Note]          July ___, 1999

     FOR VALUE RECEIVED, the undersigned, Questar Market Resources, Inc., a Utah corporation (herein called "Borrower"), hereby promises to pay to the order of The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency (herein called "Lender"), the principal sum of Nine Million and no/100 Dollars (US$9,000,000), or, if greater or less, the aggregate unpaid principal amount of the Tranche A Loans made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of US Agent under the Credit Agreement, 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain US Credit Agreement dated as of April 19, 1999, among Borrower, Bank of America, N.A., f/k/a NationsBank, N.A., individually and as administrative agent ("US Agent"), and the lenders (including Lender) referred to therein, as amended by that certain First Amendment to US Credit Agreement dated May 17, 1999 among Borrower, US Agent and the lenders referred to therein, and as amended by that certain Second Amendment to US Credit Agreement of even date herewith among Borrower, US Agent and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Tranche A Note" as defined therein and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the US Facility Maturity Date.

     Tranche A Loans that are US Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the US Base Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, US Base Rate Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the US Base Rate Loans to but not including such Interest Payment Date. Each Tranche A Loan that is a US Dollar Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted US Dollar Eurodollar Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, such US Dollar Eurodollar Loan shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such US Dollar Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such US Dollar Eurodollar Loan to but not including such Interest Payment Date.

     All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of US Base Rate, Adjusted US Dollar Eurodollar Rate, and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.
The term "applicable Law" as used in this Note shall mean the laws of the State of Utah or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.


     This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of Utah (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

                              QUESTAR MARKET RESOURCES, INC.


                              By:  /s/G. L. Nordloh
                                   G. L. Nordloh
                                   President and Chief Executive
                                   Officer


                                                      EXHIBIT A-2

                          PROMISSORY NOTE

US$2,520,000             [Tranche B Note]           July __, 1999

     FOR VALUE RECEIVED, the undersigned, Questar Market Resources, Inc., a Utah corporation (herein called "Borrower"), hereby promises to pay to the order of The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency (herein called "Lender"), the principal sum of Two Million Five Hundred Twenty Thousand and no/100 Dollars (US$2,520,000), or, if greater or less, the aggregate unpaid principal amount of the Tranche B Loans made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of US Agent under the Credit Agreement, 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain US Credit Agreement dated as of April 19, 1999 among Borrower, Bank of America, N.A., f/k/a NationsBank, N.A., individually and as administrative agent ("US Agent"), and the lenders (including Lender) referred to therein, as amended by that certain First Amendment to US Credit Agreement dated May 17, 1999 among Borrower, US Agent and the lenders referred to therein, and as amended by that certain Second Amendment to US Credit Agreement of even date herewith among Borrower, US Agent and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Tranche B Note" as defined therein and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Tranche B
Maturity Date.

     Tranche B Loans that are US Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the US Base Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, US Base Rate Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the US Base Rate Loans to but not including such Interest Payment Date. Each Tranche B Loan that is a US Dollar Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted US Dollar Eurodollar Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, such US Dollar Eurodollar Loan shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such US Dollar Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such US Dollar Eurodollar Loan to but not including such Interest Payment Date.

     All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of US Base Rate, Adjusted US Dollar Eurodollar Rate, and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.
The term "applicable Law" as used in this Note shall mean the laws of the State of Utah or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of Utah (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

                              QUESTAR MARKET RESOURCES, INC.


                              By:  /s/G. L. Nordloh
                                   G. L. Nordloh
                                   President and Chief Executive Officer


                                                      EXHIBIT A-3

                          PROMISSORY NOTE

US$15,000,000            [Tranche A Note]          July ___, 1999

     FOR VALUE RECEIVED, the undersigned, Questar Market Resources, Inc., a Utah corporation (herein called "Borrower"), hereby promises to pay to the order of US Bank National Association (herein called "Lender"), the principal sum of Fifteen Million and no/100 Dollars (US$15,000,000), or, if greater or less, the aggregate unpaid principal amount of the Tranche A Loans made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of US Agent under the Credit Agreement, 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain US Credit Agreement dated as of April 19, 1999, among Borrower, Bank of America, N.A., f/k/a NationsBank, N.A., individually and as administrative agent ("US Agent"), and the lenders (including Lender) referred to therein, as amended by that certain First Amendment to US Credit Agreement dated May 17, 1999 among Borrower, US Agent and the lenders referred to therein, and as amended by that certain Second Amendment to US Credit Agreement of even date herewith among Borrower, US Agent and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Tranche A Note" as defined therein and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the US Facility Maturity Date.

     Tranche A Loans that are US Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the US Base Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, US Base Rate Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the US Base Rate Loans to but not including such Interest Payment Date. Each Tranche A Loan that is a US Dollar Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted US Dollar Eurodollar Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, such US Dollar Eurodollar Loan shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such US Dollar Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such US Dollar Eurodollar Loan to but not including such Interest Payment Date.

     All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of US Base Rate, Adjusted US Dollar Eurodollar Rate, and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.
The term "applicable Law" as used in this Note shall mean the laws of the State of Utah or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of Utah (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

                              QUESTAR MARKET RESOURCES, INC.


                              By:  /s/G. L. Nordloh
                                   G. L. Nordloh
                                   President and Chief Executive Officer


                                                      EXHIBIT A-4

                          PROMISSORY NOTE

US$4,200,000             [Tranche B Note]           July __, 1999

     FOR VALUE RECEIVED, the undersigned, Questar Market Resources, Inc., a Utah corporation (herein called "Borrower"), hereby promises to pay to the order of US Bank National Association (herein called "Lender"), the principal sum of Four Million Two Hundred Thousand and no/100 Dollars (US$4,200,000), or, if greater or less, the aggregate unpaid principal amount of the Tranche B Loans made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of US Agent under the Credit Agreement, 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain US Credit Agreement dated as of April 19, 1999 among Borrower, Bank of America, N.A., f/k/a NationsBank, N.A., individually and as administrative agent ("US Agent"), and the lenders (including Lender) referred to therein, as amended by that certain First Amendment to US Credit Agreement dated May 17, 1999 among Borrower, US Agent and the lenders referred to therein, and as amended by that certain Second Amendment to US Credit Agreement of even date herewith among Borrower, US Agent and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Tranche B Note" as defined therein and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Tranche B
Maturity Date.

     Tranche B Loans that are US Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the US Base Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, US Base Rate Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the US Base Rate Loans to but not including such Interest Payment Date. Each Tranche B Loan that is a US Dollar Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted US Dollar Eurodollar Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, such US Dollar Eurodollar Loan shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such US Dollar Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such US Dollar Eurodollar Loan to but not including such Interest Payment Date.

     All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of US Base Rate, Adjusted US Dollar Eurodollar Rate, and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.
The term "applicable Law" as used in this Note shall mean the laws of the State of Utah or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of Utah (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

                              QUESTAR MARKET RESOURCES, INC.


                              By:  /s/G. L. Nordloh
                                   G. L. Nordloh
                                   President and Chief Executive Officer


                                                          EXHIBIT B

                         LENDER'S SCHEDULE